Exhibit 99.1

Contact:	Jennifer Rosa (216) 429-5037
Monica Martines (216) 441-7346

For release Monday, July 27, 2009

TFS Financial Corporation Declares Seventh Dividend

TFS Financial Corporation (Nasdaq: TFSL) (the “Company”), the holding company for Third Federal Savings and Loan Association of Cleveland, announced that on July 23, 2009 the Board of Directors declared the Company’s seventh quarterly cash dividend of $0.07 per share, payable on August 28, 2009 to stockholders of record on August 14, 2009. Third Federal Savings and Loan Association of Cleveland, MHC, has waived its right to receive the dividend on the 227,119,132 shares of common stock it owns.